Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION

OF

TEXAS ROADHOUSE, INC.,

a Delaware corporation

The undersigned, Christopher C. Colson, being the Corporate Secretary of Texas Roadhouse, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”), hereby certifies that:

ONE: The name of the Corporation is Texas Roadhouse, Inc. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 5, 2004 and was amended and restated from time to time thereafter.

TWO: This Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), which only restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, has been duly adopted by the Board of Directors without a vote of the stockholders in accordance with the provisions of Section 245 of the General Corporation Law of Delaware. There is no discrepancy between the provisions of this Restated Certificate and the provisions of the Amended and Certificate of Incorporation of the Corporation as heretofore amended or supplemented.

NOW THEREFORE, the certificate of incorporation of the Corporation as heretofore amended or supplemented is hereby restated in its entirety to read as follows:

ARTICLE I

Name

The name of the corporation is Texas Roadhouse, Inc.

ARTICLE II

Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is 1521 Concord Pike, Suite 201, Wilmington, New Castle County, Delaware 19803. The name of its registered agent at such address is United Agent Group Inc.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capital Stock

The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of $0.001 par value Common Stock (the "Common Stock"), and One Million (1,000,000) shares of $0.001 par value Preferred Stock (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.            Common Stock

(1)            Dividends. The holders of Common Stock shall be entitled to receive dividends if, as and when declared from time to time by the Board of Directors.

(2)            Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)            Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

B.            Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, by resolution adopted and filed in accordance with law, to fix the number of shares in each series, the designation thereof, the powers (including voting powers, full or limited, if any), the preferences and relative participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers (if any) and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

ARTICLE V

Board of Directors

The number of directors of the Corporation from time to time shall be as fixed by, or in the manner provided in, the bylaws of the Corporation. Directors elected at the 2016 annual meeting of stockholders shall be elected for a term of office to expire at the 2019 annual meeting of stockholders. After the 2016 annual meeting of stockholders, the term of office of each director elected at the annual meeting of stockholders, or elected or appointed at any time in the period between annual meetings of stockholders, shall expire at the next annual meeting of stockholders following such election or appointment. Nothing in this Article V shall shorten the term of any director elected at or before the 2016 annual meeting of stockholders. Each director elected or appointed shall serve until his or her successor is elected. and qualified, or until his or her earlier death, resignation, removal, or disqualification.

ARTICLE VI

Limitation of Liability

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (as applicable); except for liability: (a) as a director or officer, for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders; (b) as a director or officer, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) as a director, under Section 174 of the General Corporation Law of the State of Delaware; (d) as a director or officer, for any transaction from which the director and/or officer (as applicable) derived an improper personal benefit; or (e) as an officer, in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors and/or officers (as applicable), then the liability of a director and/or officer (as applicable) of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director and/or officer (as applicable) of the Corporation existing at the time of, or increase the liability of any director and/or officer (as applicable) of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

ARTICLE VII

Bylaws

The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation by affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders acting in accordance with the terms hereof or thereof. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 3, 9, 10 and 13 of Article II and Sections 2, 3 and 5 of Article III of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class.

ARTICLE VIII

Removal of a Director

A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.

ARTICLE IX

Duration

The Corporation is to have perpetual existence.

ARTICLE X

Indemnification

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

ARTICLE XI

Meetings of Stockholders

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

Reservation of Rights

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation above.

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IN WITNESS THEREOF, the undersigned Christopher C. Colson, being the Corporate Secretary of the Corporation, does hereby further certify that the facts hereinabove stated are truly set forth, and accordingly, affixes his signature hereto as of this 16th day of May, 2024.

/s/ Christhoper C. Colson
Christopher C. Colson, Corporate Secretary